Exhibit 10.1

EVERI HOLDINGS INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Performance-Based)

Everi Holdings Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Everi Holdings Inc. 2014 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Award Number:
Date of Grant:
Total Number of Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.
Vesting Start Date:	May 1, 2019
Vested Units:
Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the end of the Performance Period, the number of Units that will be earned and become eligible to become Vested Units (disregarding any resulting fractional Unit) shall be based on the achievement of the performance metrics described on Exhibit A attached hereto. For the avoidance of doubt, 50% of the Total Number of Units may be earned and become eligible to become Vested Units based on the Revenue Growth Rate metric and 50% of the Total Number of Units may be earned and become eligible to become Vested Units based on the Free Cash Flow Growth Rate metric (each as defined in Exhibit A), with achievement of each metric to be determined independently of one another.
At a meeting of the Committee occurring after the Committee has received the Company’s audited financial statements for the fiscal year ending with the end of the Performance Period, the Committee shall determine and certify in writing the level of achievement of the performance metrics described on Exhibit A and the resulting number of Units that have been earned and become eligible to become Vested Units.
Subject to the acceleration of vesting as provided below under “Termination of Service” and “Change in Control,” the number of Units earned as determined pursuant to Exhibit A and certified by the Committee will vest and become Vested Units on the third anniversary of the Vesting Start Date (the “Final Vesting Date”), subject to the Participant’s continued Service with the Company through such Final Vesting Date.

Settlement Date:
Shares shall be settled and delivered (provided that such delivery is otherwise in accordance with federal and state securities laws) with respect to Vested Units as soon as practicable following the date on which a Unit becomes a Vested Unit.

Termination of Service – Death or Disability:
Upon the death or Disability of the Participant prior to the Final Vesting Date, the number of Units that will be earned and become eligible to become Vested Units (disregarding any resulting fractional Unit) shall be determined as provided above based on the actual achievement of the performance metrics through the end of the Performance Period (and without regard to the Participant’s failure to serve for the entire Performance Period or to serve through the Final Vesting Date). The Award shall be settled on the Final Vesting Date as provided above.

Exhibit 10.1

Termination of Service – Other than Death or Disability
Termination without Cause during Performance Period: If the Participant’s Service is terminated during the Performance Period by the Company without Cause the number of Units that will be earned and become eligible to become Vested Units (disregarding any resulting fractional Unit) shall be determined as provided above, based on actual achievement of the performance metrics through the end of the Performance Period, with the result prorated based on the ratio of (i) the number of days that have elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Company, to (ii) the total number of days in the Performance Period. The Award shall be settled on the Final Vesting Date as provided above. If the Participant’s Service is terminated during the Performance Period for any other reason, the Award shall be immediately forfeited and no Units shall be earned or become eligible to become Vested Units.
Termination without Cause following Performance Period: If the Participant’s Service is terminated following the end of the Performance Period and prior to the Final Vesting Date by the Company without Cause, then the number of Units that will be earned and become eligible to become Vested Units (disregarding any resulting fractional Unit) shall be determined as provided above, based on actual achievement of the performance metrics through the end of the Performance Period (and without regard to the Participant’s failure to serve through the Final Vesting Date). The Award shall be settled on the Final Vesting Date as provided above. If the Participant’s Service is terminated following the end of the Performance Period and prior to the Final Vesting Date for any other reason, then the Award shall be immediately forfeited and no Units shall be earned or become eligible to become Vested Units.

Change in Control:
Change in Control during Performance Period: Upon the occurrence of a Change in Control during the Performance Period, if (i) the Award is not assumed, continued, or substituted by the Acquiror as described in Section 13.1(b) of the Plan, or (ii) the Award is assumed, continued, or substituted by the Acquiror as described in Section 13.1(b) of the Plan and the Participant’s Service terminates as a result of Involuntary Termination (as defined in Section 13.1(a) of the Plan) within twenty four (24) months thereafter, then vesting shall accelerate and the number of Units that will be earned and immediately become Vested Units (disregarding any resulting fractional Unit) shall be determined based on the greater of (A) the assumed achievement of the performance metrics set forth in Exhibit A at 100% of Target with the result prorated based on the ratio of (1) the number of days that have elapsed from the beginning of the Performance Period through the date of the Change in Control or the Involuntary Termination, as applicable, to (2) the total number of days in the Performance Period, or (b) the actual achievement of the performance metrics set forth in Exhibit A through the date of the Change in Control or the Involuntary Termination, as applicable.
Change in Control following Performance Period: Upon the occurrence of a Change in Control following the end of the Performance Period and prior to the Final Vesting Date, then vesting shall accelerate and the number of Units that will be earned and immediately become Vested Units (disregarding any resulting fractional Unit) shall be determined as provided above, based on actual achievement of the performance metrics through the end of the Performance Period (and without regard to the Participant’s failure to serve through the Final Vesting Date).

Superseding Agreement:	None.

Exhibit 10.1

Interference with Business:
Participant acknowledges that because of Participant’s position in the Company, Participant will have access to the Company’s and its affiliates’ new and additional Proprietary Information (as defined below), including confidential information and trade secrets. Subject to clause 1(a) and 1(d) of the Participant’s Employee Proprietary Information and Inventions Agreement (“EPIIA”), Participant agrees that during Participant’s Service and for a period of 12 months after termination of Participant’s Service, Participant shall not directly or indirectly, either for Participant or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group, or franchise of a larger organization) anywhere in the world that engages in or that proposes to engage in any business in which the Company or any affiliate of the Company is engaged or proposes to engage in during the term of Participant’s Service. Subject to clause 1(a) and 1(d) of the EPIIA, Participant also agrees during Participant’s Service and for a period of 12 months after termination of Participant’s Service, Participant shall not directly or indirectly, either for Participant or for any other individual, corporation, partnership, joint venture or other entity, (i) divert or attempt to divert from the Company or any affiliate of the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, business partners or suppliers, or (ii) solicit, induce, recruit or encourage any person employed by the Company or any affiliate of the Company to terminate his or her employment. For purposes of the foregoing, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).
“Proprietary Information” means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Participant, pertaining in any manner to the business of the Company or to the Company’s affiliates, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Participant’s possession or part of Participant’s general knowledge prior to Participant’s employment by the Company; or (iii) the information is disclosed to Participant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Participant further understands that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (A) schematics, techniques, employee suggestions, development tools and processes, computer printouts, computer programs, design drawings and manuals, electronic codes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, prospective customers, customer contracts (including without limitation the terms and conditions of such customer contracts) and bids; (C) plans for business, marketing, future development and new product concepts; (D) customer lists, and distributor and representative lists; (E) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to the Participant by the Company (or any affiliate of it), as well as written or verbal instructions or comments; (F) any information or material not described in (A)-(E) above which relate to the Company’s inventions, technological developments, “know how”, purchasing, accounts, merchandising, or licensing; (G) employee personnel files and information about employee compensation and benefits; and (H) any information of the type described in (A)-(G) above which the Company has a legal obligation to treat as confidential, or which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.
Participant acknowledges that Participant’s fulfillment of the obligations contained in the section, including, but not limited to, Participant’s obligation not to interfere with the Company’s business as provided above, is necessary to protect the Proprietary Information and, consequently, to preserve the value and goodwill of the Company. Participant further acknowledges the time, geographic and scope limitations of Participant’s obligations as described above are reasonable, especially in light of the Company’s desire to protect its Proprietary Information, and that Participant will not be precluded from gainful employment if Participant is obligated not to compete with the Company during the specified period and within the specified geography.

Exhibit 10.1

The covenants contained herein shall be construed as a series of separate covenants, one for each state, province, country and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained herein. In the event that the scope, territory or period of time of any separate covenant is determined to be unenforceable by a court of competent jurisdiction, the court, if allowed under applicable law, shall reduce the scope, territory or period of time of that separate covenant to a level that the court deems enforceable and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. In the event that any separate covenant is found to be unenforceable in its entirety, the court, if allowed under applicable law, shall eliminate such covenant from this Grant Notice in that case and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. The covenants set forth herein are intended to be enforced to the maximum degree permitted by law.

[SIGNATURE PAGE TO FOLLOW]

Exhibit 10.1

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

EVERI HOLDINGS INC.		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:
Address

ATTACHMENTS:	2014 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

Exhibit 10.1

EXHIBIT A

[PERFORMANCE-BASED VESTING CRITERIA – METRIC 1]

1.
The number of Units earned and eligible to become Vested Units will be determined, based on the extent to which the Revenue Growth Rate metrics described below have been achieved, as measured over the period beginning on January 1, 2019 and ending on December 31, 2021 (the “Performance Period”).

2.
For purposes of this agreement, “Revenue” means the total consolidated revenues of the Company determined in accordance with GAAP and as reported in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the corresponding fiscal year, as may be adjusted in accordance with this Exhibit or the Plan.

3.
For purposes of this agreement, “Revenue Growth Rate” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent), of the Company’s Revenue during the Performance Period, as determined at the end of the Performance Period.

4.
Based on the Revenue Growth Rate of the Company over the Performance Period, the number of Units that will be earned and become eligible to become Vested Units will be equal to the product of (a) Total Number of Units, multiplied by (b) 0.5, and multiplied by (c) the percentage determined below:

Vested %

Below Threshold	Revenue Growth Rate of less than 7.0%	0%
Threshold	Revenue Growth Rate of 7.0%	50%
Target	Revenue Growth Rate of 8.8%	100%
Maximum	Revenue Growth Rate of 11.4%	200%

Provided the Revenue Growth Rate equals or exceeds the Threshold rate, the actual number of Units that will be earned and become eligible to become Vested Units based on the Revenue Growth Rate metric will be determined using straight-line interpolation between points of Revenue Growth Rate.

5.
All calculations with respect to Revenue and the Revenue Growth Rate shall be made by the Committee (or its designee) in the Committee’s sole discretion, and such calculations and resulting determinations shall be final and binding. Without limiting the foregoing, the calculation of Revenue and Revenue Growth Rate shall exclude the effect (whether positive or negative) of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, including mergers, acquisitions, divestitures or natural disasters, in each case occurring after the date of this Agreement, with each such adjustment, if any, made solely for the purpose of providing a consistent basis from period to period for the calculation of Revenue and Revenue Growth Rate in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.

Exhibit 10.1

EXHIBIT A

[PERFORMANCE-BASED VESTING CRITERIA – METRIC 2]

1.
The number of Units earned and eligible to become Vested Units will be determined, based on the extent to which the Free Cash Flow Growth Rate metrics described below have been achieved, as measured over the period beginning on January 1, 2019 and ending on December 31, 2021 (the “Performance Period”).

2.
For purposes of this agreement, “Free Cash Flow” means the Company’s “Free Cash Flow” as reported in the Company’s annual earnings release filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission, for the corresponding fiscal year, as may be adjusted in accordance with this Exhibit or the Plan.

3.
For purposes of this agreement, “Free Cash Flow Growth Rate” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent), of the Company’s Free Cash Flow during the Performance Period, as determined at the end of the Performance Period.

4.
Based on the Free Cash Flow Growth Rate of the Company over the Performance Period, the number of Units that will be earned and become eligible to become Vested Units will be equal to the product of (a) the Total Number of Units, multiplied by (b) 0.5, and multiplied by (c) the percentage determined below:

     Vested %

Below Threshold	Revenue Growth Rate of less than 60.7%	0%
Threshold	Revenue Growth Rate of 60.7%	50%
Target	Revenue Growth Rate of 75.9%	100%
Maximum	Revenue Growth Rate of 98.7%	200%

Provided the Free Cash Flow Growth Rate equals or exceeds the Threshold rate, the actual number of Units that will be earned and become eligible to become Vested Units based on the Free Cash Flow Growth Rate metric will be determined using straight-line interpolation between points of Free Cash Flow Growth Rate.

5.
All calculations with respect to the Free Cash Flow Growth Rate shall be made by the Committee (or its designee) in the Committee’s sole discretion, and such calculations and resulting determinations shall be final and binding. Without limiting the foregoing, the calculation of Free Cash Flow and Free Cash Flow Growth Rate shall exclude the effect (whether positive or negative) of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, including mergers, acquisitions, divestitures or natural disasters, in each case occurring after the date of this Agreement, with each such adjustment, if any, made solely for the purpose of providing a consistent basis from period to period for the calculation of Free Cash Flow and Free Cash Flow Growth Rate in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.